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         EXHIBIT 10.14.4

         [ARIANESPACE LETTERHEAD]              CD Radio, Inc.
                                               Mr. Robert Briskman
         SENIOR VICE-PRESIDENT                 President, Systems Group
         MARKETING-CUSTOMER'S SERVICE          1001 22nd Street, NW
         AND INTERNATIONAL AFFAIRS             Washington, DC  20037
                                               USA

                                               Washington, November 8, 1995

                Dear Mr. Briskman,

                In accordance with terms of the Launch Opportunity Reservation Agreement (LORA) between CD Radio and Arianespace, and pursuant to your request for modification of the LORA, Arianespace is pleased to revise the specified Launch Period as follows:

                           The launch Period shall be the six (6) month period from January, 1999 to June 30, 1999.

                We trust that this adjustment to the terms of our agreement will support the plans and preparation of the CD Radio program. Arianespace looks forward to the launch of your satellites, and initiation of your service in 1999. Please let us know if we can be of further assistance in the interim.

                Both parties agree that this modification is made notwithstanding the terms of Article 5 of the LORA.

                Could you kindly indicate your approval of the above by returning an executed original of this letter.


                                        Yours Sincerely,



                                        Dr. Ralph-Werner Jaeger


                  Acknowledged and agreed to
                  for CD Radio, Inc.




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